Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE

Sallie Mae Sets Annual Meeting Date,

Continues Preparation for Strategic Separation

NEWARK, Del., Feb. 10, 2014—Sallie Mae (NASDAQ: SLM), formally SLM Corporation, announced today that its board of directors has scheduled June 25, 2014, as the date for its 2014 Annual Meeting of Shareholders. The meeting will take place at 11 a.m., EDT, at Sallie Mae’s headquarters at 300 Continental Drive, Newark, Del. Shareholders of record on April 30, 2014, may vote at the Annual Meeting.

The date of the Annual Meeting, which is later than in previous years, has been set to better accommodate the anticipated completion of the previously announced spin-off of Sallie Mae’s education loan management business, or “NewCo.”

The company also announced that, in contemplation of the strategic separation, the following incumbent members of the Sallie Mae board of directors have been appointed to the board of directors of NewCo, currently a Sallie Mae subsidiary: Ann Torre Bates, William M. Diefenderfer III, Diane Suitt Gilleland, Barry A. Munitz, Steven L. Shapiro, Barry Lawson Williams, and Sallie Mae President and Chief Executive Officer Jack Remondi.

After the separation, “SLM BankCo” as successor of Sallie Mae and holding company of Sallie Mae’s consumer banking business will conduct the 2014 Annual Meeting of Shareholders. At this time, it is expected Sallie Mae incumbent directors Frank C. Puleo, Earl A. Goode, Ronald F. Hunt and Raymond Quinlan, who will serve as executive chairman of the board, will remain on the SLM BankCo board. A number of incumbent directors of the Sallie Mae Bank board of directors will likely be appointed to the SLM BankCo board of directors prior to the spin-off.

Up to two additional individuals with relevant industry experience are expected to be appointed to each company’s initial board of directors. Upon completion of the separation, the NewCo directors will resign from all positions they hold at SLM BankCo or Sallie Mae Bank. NewCo and SLM BankCo will have no common directors following the separation.

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About Sallie Mae

Sallie Mae is the nation’s No. 1 financial services company specializing in education. Whether college is a long way off or just around the corner, Sallie Mae turns education dreams into reality for its 25 million customers. With products and services that include Upromise rewards, scholarship search tools, education loans, insurance, and online banking, Sallie Mae offers solutions that help families save, plan, and pay for college. Sallie Mae also provides financial services to hundreds of college campuses as well as to federal and state governments. Learn more at SallieMae.com. Commonly known as Sallie Mae, SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.

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Forward-Looking Statements

This press release contains “forward-looking statements” and information based on management’s current expectations as of the date of this release, including the planned separation of Sallie Mae’s education loan management business and the expected members of the board of directors of SLM BankCo and NewCo. Statements that are not historical facts, including statements about Sallie Mae’s beliefs or expectations and statements that assume or are dependent upon future events, are forward-looking statements. Forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. All forward-looking statements contained in this release are qualified by these cautionary statements and are made only as of the date of this release. Sallie Mae does not undertake any obligation to update or revise these forward-looking statements to conform the statements to changes in its expectations except as required by law. In addition, the planned separation transaction and the terms, details, asset allocations, timing and implementation are all subject to change as Sallie Mae continues to consider, analyze and work on that transaction.

Contact:

Media:	Patricia Nash Christel, 302-283-4076, patricia.christel@SallieMae.com Martha Holler, 302-283-4036, martha.holler@SallieMae.com
Investors:	Joe Fisher, 302-283-4075, joe.fisher@SallieMae.com Steven McGarry, 302-283-4074, steven.j.mcgarry@SallieMae.com

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